Exhibit (d)(1)(b)
SCHEDULE A TO INVESTMENT ADVISORY AGREEMENT
Each portfolio of Ohio National Fund, Inc. shall pay fees to Ohio National Investments, Inc. computed at the following rates as provided in Paragraph 7 of the Agreement:
Equity Portfolio
0.79% of first $200 million
0.74% of next $800 million
0.70% over $1 billion
Money Market Portfolio
0.30% of first $100 million
0.25% of next $150 million
0.23% of next $250 million
0.20% of next $500 million
0.15% over $1 billion
Small Cap Growth
0.95% of first $100 million
0.90% of next $50 million
0.80% of next 150 million
0.75% over $300 million
Mid Cap Opportunity Portfolio
0.85% of first $100 million
0.80% of next $100 million
0.75% of next $300 million
0.70% over $500 million
Capital Appreciation Portfolio
0.80% of first $100 million
0.75% on next $300 million
0.65% on next $600 million
0.60% over $1 billion
Discovery Portfolio
0.80% of first $150 million
0.75% on next $150 million
0.70% of next $300 million
0.65% over $600 million
Aggressive Growth Portfolio
0.80% of first $100 million
0.75% pf next $400 million
0.70% over $500 million
S&P 500 Index Portfolio
0.40% of first $100 million
0.35% of next $150 million
0.33% over $250 million
Bristol Portfolio
0.80% of first $100 million
0.70% of next $400 million
0.65% over $500 million
Bond Portfolio
0.60% of first $100 million
0.50% of next $150 million
0.45% of next $250 million
0.40% of next $500 million
0.30% of next $1 billion
0.25% over $2 billion
Omni Portfolio
0.60% of first $100 million
0.50% of next $150 million
0.45% of next $250 million
0.40% of next $500 million
0.30% of next $1 billion
0.25% over $2 billion
International Portfolio
0.85% of first $100 million
0.80% of next $100 million
0.70% over $200 million
Capital Growth Portfolio
0.90% of first $100 million
0.85% of next $100 million
0.80% of next $300 million
0.75% over $500 million
Blue Chip Portfolio
0.75% of first $100 million
0.70% of next $400 million
0.65% of next $500 million
International Small Company Portfolio
1.00% of first $100 million
0.90% of next $100 million
0.85% over $200 million
High Income Bond Portfolio
0.75% of first $75 million
0.70% of next $75 million
0.65% of next $75 million
0.60% over $225 million
Nasdaq 100 Index Portfolio
0.40% of first $100 million
0.35% of next $150 million
0.33% over $250 million

Schedule A (Continued)
Covered Call Portfolio
0.80% of first $200 million
0.75% of next $300 million
0.70% over $500 million
U.S. Equity and Balanced Portfolios
0.75% of first $200 million
0.70% of next $300 million
0.65% over $500 million
Bryton Growth Portfolio
0.85% of first $100 million
0.75% of next $400 million
0.70% over $500 million
Target Equity/Income Portfolio
0.60% of the first $100 million
0.55% of the next $400 million
0.50% over $500 million
Target VIP Portfolio
0.60% of the first $100 million
0.55% of the next $400 million
0.50% over $500 million
Bristol Growth Portfolio
0.80% of first $100 million
0.70% of next $400 million
0.65% over $500 million
Agreed and accepted as of August 17, 2007

OHIO NATIONAL FUND, INC.	OHIO NATIONAL INVESTMENTS, INC.

John J. Palmer, President	Christopher A. Carlson, President
Advisory Fees August 2007

2